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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated October 5, 1994 included in Genome Therapeutics Corporation's Annual Report for the year ended August 31, 1994 and to all references to our Firm included in this Registration Statement.

                                                /s/ ARTHUR ANDERSEN LLP
                                                Arthur Andersen LLP


Boston, Massachusetts
July 12, 1995